U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2008

AMIWORLD, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-52742	20-5928518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

60 E. 42nd Street, Suite 1225

New York, NY 10165

(Address of principal executive offices)

(212) 557-0223

(Issuer’s Telephone Number)

Item 1.01. Entry into a Material Definitive Agreement

          On August 20, 2008 one of our subsidiary companies, Odin Petroleum Ltd. (“Odin”), entered into an agreement with C.I. Vanoil, S.A., a Colombian based company (“Vanoil”), wherein we have agreed to sell Vanoil Thirty-Six Thousand (36,000) barrels of our diesel on a monthly basis for a period of one year commencing upon our receipt of an initial payment of $2,339,210, which was received on August 28, 2008. As a result of our receipt of this payment, the aforesaid agreement became effective.

          The terms of this agreement provide for our delivery of 450,000 gallons of diesel daily to Vanoil’s plant located in Cartagena, Colombia, at a price equal to the then current price of diesel established by Platt’s No. 2 US Gulf Oil, minus $.20 per gallon. Vanoil is obligated to pay 50% of the monthly purchase price prior to delivery, with the remaining 50% due upon inspection and acceptance of the product by Vanoil. The total value of the contract is estimated to be in excess of $56 million (US), based upon the current market price of diesel.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

             Our Press Release relating to entry into the agreement with C.I. Vanoil, S.A. is attached as Exhibit 99.3 and is hereby incorporated.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included herewith:

Exhibit No.	Description

10.16	Purchase Order from C.I. Vanoil, S.A. dated August 20, 2008

99.3	Press Release dated September 3, 2008 advising of the Vanoil Agreement

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2008                                                                                    AMIWORLD, INC.

                                                                                                                          Registrant

                                                                                                                         By: s/Mamoru Saito__________________

                                                                                                                               Mamoru Saito, Chief Executive Officer

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